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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Caldera International, Inc. of our report dated February 9, 2001 relating to the financial statements of The SCO Server and Professional Services Groups, which appears in the Registration Statement on Form S-4, Amendment No. 5, of Caldera International, Inc. filed on March 26, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 17, 2001